EXHIBIT 5.1

December 14, 2012

JDS Uniphase Corporation

430 North McCarthy Boulevard

Milpitas, California 95035

RE:         REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

As counsel to JDS Uniphase Corporation, a Delaware corporation (the “Company”), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-8 (such registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended, of up to (i) 7,094,086 shares of common stock, $0.001 par value, of the Company (the “Common Stock”) issued or issuable under the Company’s Amended and Restated 1998 Employee Stock Purchase Plan, as amended (the “ESPP”) and (ii) 34,200,000 shares of Common Stock issued or issuable under the Company’s Amended and Restated 2003 Equity Incentive Plan, as amended (the “EIP”).

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  Based upon the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and, if, as and when issued and delivered against receipt of the consideration therefor in accordance with the provisions of the ESPP and EIP, respectively, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus included therein, as originally filed or as subsequently amended.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)
DLA Piper LLP (US)